EXHIBIT 99.1

MARKET DEMAND FOR BIG DATA INFORMATION OPTIMIZATION SOLUTIONS PROPELS DATAWATCH TO STRONGEST QUARTERLY RESULTS IN 15 YEARS

 Total Revenue Up 62% and License Revenue Up 96% over Third Quarter of 2011

Chelmsford, Mass.—July 26, 2012—Datawatch Corporation (NASDAQ-CM: DWCH), the leading global provider of report analytics technology that delivers information optimization solutions, today announced that total revenue for its third quarter ended June 30, 2012 was $7.17 million, an increase of 62% from revenue of $4.41 million in the third quarter a year ago.  License revenue for the third quarter of fiscal 2012 was $4.70 million, a 96% increase over the $2.40 million recorded in the comparable quarter a year ago.  Net income for the third quarter of fiscal 2012 was $548,000, or $0.08 per diluted share, compared to net income of $213,000, or $0.03 per diluted share, for the year ago period.

Revenue for the nine months ended June 30, 2012 was $19.99 million, a 53% increase from revenue of $13.05 million in the first nine months of last fiscal year. License revenue for the first nine months of fiscal 2012 was $13.18 million, an 87% increase compared to $7.06 million for the comparable period a year ago.  Net income for the first nine months of the Company’s fiscal year 2012 was $1,311,000 or $0.20 per diluted share, as compared to a net loss of $69,000, or ($0.01) per diluted share, for the comparable period a year ago.

On March 30, 2012, Datawatch purchased the intellectual property underlying the Monarch information optimization platform for $8.54 million.  The third quarter ended June 30, 2012 is the first quarter that includes the full effect of this purchase.  Royalty payments to the former owner of the Monarch intellectual property, which amounted to $471,000 in the second quarter of FY12, have been eliminated on an ongoing basis.  The intellectual property purchase was financed with loans of $5.50 million and company cash of $3.04 million.  Interest expense on those loans of $166,000 is included in the current quarter.  The purchase price will be amortized over a five year period, and a $431,000 non-cash amortization charge is included in net income for the third quarter of 2012.

Excluding the effects of the non-cash amortization of acquired Monarch software, non-cash stock compensation costs and severance expenses, the Company’s non–GAAP net income for its third fiscal quarter was $1,376,000, or $0.20 per diluted share, and the Company’s non-GAAP net income for the first nine months of fiscal 2012 was $2,494,000, or $0.37 per diluted share.

Michael A. Morrison, president and CEO of Datawatch, said, “Big Data applications are clearly driving demand for Datawatch’s information optimization solutions.   We are benefiting from the growing business need to exploit structured and unstructured data – both internal and external –and link these datasets together into a unified vision of the business to improve operational effectiveness and gain competitive edge.  Organizations today are faced with a constant stream of data from inside and outside the business, including system logs, print streams, text files, Office documents, PDFs and machine data.  Capturing these unstructured data formats and linking the resulting datasets with structured information in a robust and repeatable way has proven to be challenging for many companies. Datawatch’s information optimization solutions, which embody more than 20 years of continuous innovation, are uniquely capable of tackling these challenges and providing unified data access for business analytics.  Although the Big Data market currently features a certain level of “hype”, there is no doubt that the need to link and analyze diverse structured, semi-structured and unstructured datasets is significant and not simply a fad.  With the scarcity of competing solutions and the relative lack of domain expertise in this emerging market segment, we believe Datawatch is in a compelling position to capitalize on this growing demand and generate huge value for organizations.”

He continued, “We see ourselves at the center of a market dynamic that holds great potential.  As we work to attain the best market position to capitalize on this opportunity, we will continue to focus on strong sales execution, especially as we complete our business transformation.  We also intend to ensure that we have the proper financial flexibility to fully exploit additional opportunities we see in the market.”

Third Quarter Business Highlights

•
Datawatch entered into an OEM agreement with ACL Services Ltd. to combine the industry-leading solutions of both companies to address the growing market demand for integrated analytics in audit and compliance.  As part of the alliance, ACL will integrate Monarch with its award-winning audit analytics suite and sell the combined solution directly and through its global channel partner network.

•
Datawatch signed significant six-figure deals with two of the Big 4 accounting firms to extend the existing deployments of Monarch within these global enterprises.  Monarch is not only deployed in all of the Big 4 accounting firms, but also in hundreds of other independent accounting firms as well as thousands of internal audit organizations.  Monarch has particular applicability in the audit market and the enhanced presence with these Big 4 accounting firms reflects the increasing value of Datawatch’s information optimization solutions.

•
Datawatch extended its international operations with the opening of an office in Singapore and the appointment of industry veteran Karl Mouantri as managing director.  The South Asia, North Asia and Japan markets hold tremendous potential for Datawatch, and this investment will address the growing demand for Datawatch information optimization solutions in Asia Pacific.  Mr. Mouantri brings an extensive understanding of the local markets to Datawatch, as well as a vast network of prospective partners and alliances that can drive sales throughout the region.

Third Quarter Financial Highlights

•
Cash and short-term investments were $7.84 million at 06/30/12, up 11% from $7.06 million at 3/31/12 and down 5% from $8.26 million a year ago.  This year-over-year decrease in cash and short-term investments is due to the company’s use of $3.04 million in cash to partially fund the purchase of the Monarch intellectual property in Q2 of FY12.

•	Gross margin for the third quarter of 2012 was 83.8%, compared to 79.5% for the second quarter of 2012.

•	Days sales outstanding were 65 days at 06/30/12, compared to 61 days at 03/31/12 and 59 days at 06/30/11.

Datawatch also announced that Murray Fish, chief financial officer, has resigned from the company effective August 15, 2012.  While the Company completes its search for a permanent replacement, Mr. Morrison will assume Mr. Fish’s responsibilities as CFO.  The Company noted that Mr. Fish’s departure is not based on any disagreement on any matter relating to the Company’s accounting practices or financial statements.  “I appreciate all of Murray’s hard work over the past 18 months as we have pursued our aggressive business transformation, and I wish him the best in his future endeavors,” stated Michael Morrison.

Investor Conference Call and Webcast

The senior management of Datawatch will host a conference call and webcast to discuss the third quarter results this afternoon, Thursday, July 26, 2012 at 4:30 pm ET.  To access the call, please dial 1-877-407-0782.  Internationally, the call may be accessed by dialing 1-201-689-8567. The conference call will be broadcast live on the Internet at: http://www.investorcalendar.com/IC/CEPage.asp?ID=169056.  It is recommended that listeners register to participate and download any necessary audio software from the website 15 minutes prior to the scheduled call. The webcast will be available as a replay starting one hour after the call is completed at the same location.

ABOUT DATAWATCH CORPORATION
Datawatch Corporation (NASDAQ-CM: DWCH) is a leading global provider of report analytics technology that delivers information optimization solutions.  Business leaders use Datawatch products and services to access, manage, analyze and act upon 100% of their enterprise information – regardless of data type, format, source or environment.  With Datawatch’s information optimization platform, organizations can access structured data, semi-structured data and unstructured data, and link these datasets with Big Data applications for a complete analytic system to improve decision-making and accelerate action – at a fraction of the cost and time of traditional approaches.   The company’s market-leading technology is used by more than 40,000 organizations worldwide, including 99 of the Fortune 100.  Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Singapore, Sydney and Manila, with partners and customers in more than 100 countries worldwide. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; risks associated with international sales; risks associated with indirect distribution channels; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; risks associated with acquisitions, including the recent acquisition of intellectual property from Math Strategies; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2011 and Form 10-Q for the quarters ended December 31, 2011 and March 31, 2012.   Any forward-looking statements should be considered in light of those factors.

# # #

Investor Contact:

Datawatch Investor Relations
investor@datawatch.com
Phone: (978) 441-2200 ext. 8323

Media Contacts:

Murray Fish, CFO
Datawatch Corporation
murray_fish@datawatch.com
Phone: (978) 441-2200 ext. 8208
Fax: (978) 453-4443

Kellee McGolpin
Datawatch Corporation
kellee_mcgolpin@datawatch.com
Phone: (978) 441-2200 ext. 8238
Twitter: @datawatch

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and make operating decisions. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects and adjustments to the valuation allowance:

Amortization of purchased software: We have excluded the effect of amortization of the Monarch software and related intellectual property that we acquired from Math Strategies on March 30, 2012 from our non-GAAP operating expenses and net income measures.  Amortization of this purchased software resulted from a material transaction that is not likely to occur in the foreseeable future.  Investors should note that the use of the purchased software will contribute to future period revenues.  Amortization of the purchased software will recur in future periods.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Restructuring: We incurred significant expenses in connection with a restructuring of our sales and marketing operations in fiscal 2011 and other restructuring actions taken in fiscal 2012, principally related to selected headcount reductions. We believe it is useful for investors to understand the effects of these items on our total operating expenses and net income.

 DATAWATCH CORPORATION
 Condensed Consolidated Statements of Operations
 Amounts in Thousands (except per share data)
 (Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

REVENUE:
Software licenses and subscriptions	$4,699	$2,400	$13,182	$7,063
Maintenance	2,106	1,527	5,683	4,569
Professional services	368	486	1,126	1,415
Total revenue	7,173	4,413	19,991	13,047

COSTS AND EXPENSES:
Cost of software licenses and subscriptions	509	529	1,743	1,661
Cost of maintenance and services	668	655	2,019	1,941
Sales and marketing	3,244	1,513	9,041	4,219
Engineering and product development	730	601	2,048	1,883
General and administrative	1,289	921	3,469	3,436
Total costs and expenses	6,440	4,219	18,320	13,140

INCOME (LOSS) FROM OPERATIONS	733	194	1,671	(93)
Other income (expense)	(175)	1	(285)	58

INCOME (LOSS) BEFORE INCOME TAXES	558	195	1,386	(35)
Income tax provision	10	(18)	75	34

NET INCOME (LOSS)	$548	$213	$1,311	$(69)

Net Income (loss) per share - Basic	$0.09	$0.04	$0.21	$(0.01)

Net Income (loss) per share - Diluted	$0.08	$0.03	$0.20	$(0.01)

Weighted Average Shares Outstanding - Basic	6,288	6,077	6,224	5,999

Weighted Average Shares Outstanding - Diluted	6,775	6,278	6,653	5,999

Non-GAAP Disclosure - Reconciliation of Net Income to Net Income Excluding the Effects of Certain Items:

Net Income	$548	$213	$1,311	$(69)

Add-back Amortization of Monarch IP	431	—	440	—
Add-back Stock-Based Compensation	227	81	560	145
Add-back Restructuring Severance Charges	170	—	183	641

Net income (non-GAAP)	$1,376	$294	$2,494	$717

Non-GAAP Net income per share - Basic	$0.22	$0.05	$0.40	$0.12

Non-GAAP Net income per share - Diluted	$0.20	$0.05	$0.37	$0.12

Weighted Average Shares Outstanding - Basic	6,288	6,077	6,224	5,999

Weighted Average Shares Outstanding - Diluted	6,775	6,278	6,653	5,999

DATAWATCH CORPORATION
 Condensed Consolidated Balance Sheets
 Amounts in Thousands
 (Unaudited)

	June 30,	September 30,
	2012	2011

Cash and cash equivalents	$7,836	$8,384
Accounts receivable, net	4,934	2,966
Prepaid expenses and other current assets	528	577
Total current assets	13,298	11,927

Property and equipment, net	288	270
Intangible and other assets, net	9,328	937

	$22,914	$13,134

Current Portion of Long Term Debt	$1,500	$—
Accounts payable and accrued expenses	2,993	2,681
Deferred revenue - current portion	5,352	3,823
Total current liabilities	9,845	6,504

Total long-term liabilities	3,418	288

Total shareholders' equity	9,651	6,342

	$22,914	$13,134